Exhibit 99.1

FOR IMMEDIATE RELEASE
Forrester Research Reports First-Quarter Financial Results
Cambridge, Mass., April 29, 2010 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its first-quarter ended March 31, 2010 financial results.
First-Quarter Financial Performance
•	Total revenues were $59.2 million, compared with $56.4 million for the first quarter of last year.

•	On a GAAP-reported basis, Forrester reported net income of $5.8 million, or $0.25 per diluted share, compared with net income of $2.6 million, or $0.11 per diluted share, for the same period last year.

•	On a pro forma basis, net income was $6.3 million, or $0.28 per diluted share, for the first quarter of 2010, which reflects a pro forma effective tax rate of 40 percent. Pro forma net income excludes stock-based compensation of $1.1 million, amortization of $0.9 million of acquisition-related intangible assets, $0.3 million of acquisition-related credits and net investment gains of $0.4 million. This compares with pro forma net income of $6.3 million, or $0.27 per diluted share, for the same period in 2009, which reflects a pro forma effective tax rate of 40 percent. Pro forma net income for the first quarter of 2009 excludes stock-based compensation of $2.2 million, amortization of $0.7 million of acquisition-related intangible assets and $3.1 million of reorganization costs.
A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
“On the heels of a good fourth quarter last year, we have followed with a strong first quarter this year,” said George F. Colony, Forrester’s chairman of the board and chief executive officer. “We finished in the upper end of our revenue guidance and surpassed our expectations for earnings and operating margin in the first quarter. Renewal rates have returned to pre-recession levels, deferred revenue is 8.5 percent higher than the same period one year ago, and we continue to expand our sales force to increase market penetration of our role-based products and services. We are off to a very good start in a year of economic recovery.”
Forrester is providing second-quarter 2010 financial guidance as follows:
Second-Quarter 2010 (GAAP):
•	Total revenues of approximately $63.5 million to $66.5 million.

•	Operating margin of approximately 15.5% to 17.5%.

•	Other income of approximately $250,000.

•	An effective tax rate of 40%.
###

•	Diluted earnings per share of approximately $0.26 to $0.31.
Second-Quarter 2010 (Pro Forma):
Pro forma financial guidance for the second quarter of 2010 excludes estimated stock-based compensation of $1.0 million to $1.2 million, estimated amortization of acquisition-related intangible assets of approximately $0.9 million, and any gains or losses related to marketable and non-marketable investments.
•	Pro forma operating margin of approximately 18.5% to 20.5%.

•	Pro forma effective tax rate of 40%.

•	Pro forma diluted earnings per share of approximately $0.32 to $0.36.
Forrester is reiterating full-year 2010 guidance as follows:
Full-Year 2010 (GAAP):
•	Total revenues of approximately $240 million to $248 million.

•	Operating margin of approximately 11% to 12%.

•	Other income of approximately $1.0 million.

•	An effective tax rate of 40%.

•	Diluted earnings per share of approximately $0.72 to $0.78.
Full-Year 2010 (Pro Forma):
Pro forma financial guidance for full-year 2010 excludes estimated stock-based compensation expense of $5.0 million to $6.0 million, estimated amortization of acquisition-related intangible assets of approximately $3.6 million, and any gains or losses related to marketable and non-marketable investments.
•	Pro forma operating margin of approximately 14.5% to 15.5%.

•	Pro forma effective tax rate of 40%.

•	Pro forma diluted earnings per share of approximately $0.97 to $1.03.
About Forrester Research
Forrester Research (Nasdaq: FORR) is an independent research company that provides pragmatic and forward-thinking advice to global leaders in business and technology. Forrester works with professionals in 19 key roles at major companies providing proprietary research, customer insight, consulting, events, and peer-to-peer executive programs. For more than 26 years, Forrester has been making IT, marketing, and technology industry leaders successful every day. For more information, visit www.forrester.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the second quarter of and full-year 2010. These statements are
###

based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to respond to business and economic conditions, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester’s quarterly operating results, any cost savings related to reductions in force and associated actions, risks associated with Forrester’s ability to offer new products and services, and Forrester’s dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
The consolidated statements of income and the table of selected balance sheet and cash flow data are attached.
Contact:

Michael Doyle	Karyl Levinson
Chief Financial Officer	Vice President, Corporate Communications
Forrester Research, Inc.	Forrester Research, Inc.
+1 617.613.6000	+1 617.613.6262
mdoyle@forrester.com	press@forrester.com

© 2010, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.
###

Forrester Research, Inc.
Consolidated Statements of Income
(Unaudited, In thousands, except per share data)

	Three months ended
	March 31,
	2010	2009

Revenues:
Research services	$39,416	$39,050
Advisory services and other	19,764	17,357

Total revenues	59,180	56,407

Operating expenses:
Cost of services and fulfillment	21,127	22,212
Selling and marketing	20,405	19,149
General and administrative	8,087	6,972
Depreciation	918	1,092
Amortization of intangible assets	905	656
Reorganization costs	—	3,141

Total operating expenses	51,442	53,222
Income from operations	7,738	3,185
Other income, net	1,075	1,269
Gains from investments, net	425	—

Income before income taxes	9,238	4,454
Income tax provision	3,466	1,823

Net Income	$5,772	$2,631

Diluted income per share	$0.25	$0.11

Diluted weighted average shares outstanding	22,877	23,106

Basic income per share	$0.26	$0.11

Basic weighted average shares outstanding	22,389	22,946

Pro forma data (1):
Income from operations	$7,738	$3,185
Amortization of intangible assets	905	656
Reorganization costs	—	3,141
Acquisition costs (credits)	(326)	—
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	449	1,149
Selling and marketing	244	365
General and administrative	413	678

Pro forma income from operations	9,423	9,174
Other income, net	1,075	1,269

Pro forma income before income taxes	10,498	10,443
Pro forma income tax provision	4,199	4,177

Pro forma net income	$6,299	$6,266

Pro forma diluted income per share	$0.28	$0.27

Diluted weighted average shares outstanding	22,877	23,106

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Our pro forma presentation excludes reorganization costs, amortization of intangible assets, stock-based compensation, net gains or losses from investments and costs or (credits) associated with acquisition activities, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.

Forrester Research, Inc.
Consolidated Balance Sheet and Cash Flow Data
(Unaudited, In thousands)

	March 31,	December 31,
	2010	2009
Balance sheet data:
Cash, cash equivalents and marketable investments	$283,118	$259,792
Accounts receivable, net	$46,878	$67,436
Deferred revenue	$117,580	$117,888

	Three months ended
	March 31,
	2010	2009
Cash flow data:
Net cash provided by operating activities	$23,128	$20,677
Cash used for acquisitions	$(1,660)	$(561)
Purchases of property and equipment	$(1,402)	$(2,602)
Repurchases of common stock	$—	$(4,899)